Exhibit 99.2

WINNEBAGO INDUSTRIES ANNOUNCES PRICING OF $300 MILLION OFFERING OF
CONVERTIBLE SENIOR NOTES FOR REFINANCING 2025 MATURITIES

EDEN PRAIRIE, MINNESOTA, January 18, 2024 — Winnebago Industries, Inc. (NYSE: WGO) (the “Company”), a leading outdoor lifestyle product manufacturer, priced $300 million aggregate principal amount of 3.250% convertible senior notes due 2030 (the “notes”) in a previously announced private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company has granted the initial purchasers a 13 -day option to purchase up to an additional $50 million aggregate principal amount of notes.

The notes will bear interest at a rate of 3.250% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2024. The notes will mature on January 15, 2030, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to July 15, 2029, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and on and after July 15, 2029, at any time until the close of business on the second scheduled trading day immediately before the maturity date.

The Company will settle conversions in cash and, if applicable, shares of its common stock, based on the applicable conversion rate(s). The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after January 15, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Holders of the notes will have the right to require the Company to repurchase all or any portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain fundamental changes.

The conversion rate will initially be 11.3724 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $87.93 per share of the Company’s common stock), subject to adjustment. The initial conversion price of the notes represents a premium of approximately 30.0% over the $67.64 per share closing price of the Company’s common stock on January 18, 2024. The sale of the notes is expected to close January 23, 2024, subject to customary closing conditions.

The Company estimates that the net proceeds from the offering will be approximately $291.1 million (or approximately $339.8 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use approximately $32.0 million of the net proceeds to fund the cost of entering into the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from entering into the warrant transactions described below). The Company expects to use approximately $295 million of the net proceeds to repurchase approximately $241 million aggregate principal amount of its outstanding 1.50% Convertible Senior Notes due 2025 (the “2025 Notes”) concurrently with the offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as the Company’s agent. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional convertible note hedge transactions as described below (after such cost is partially offset by the proceeds from entering into the additional warrant transactions described below). Holders of the 2025 Notes that are repurchased in the concurrent repurchases described above may purchase shares of the Company’s common stock in the open market to unwind any hedge positions they may have with respect to the 2025 Notes. These activities may affect the trading price of the Company’s common stock and the initial conversion price of the notes.

In connection with issuing the 2025 Notes, the Company entered into convertible note hedge transactions (the “existing convertible note hedge transactions”) and warrant transactions (the “existing warrant transactions,” and, together with the existing convertible note hedge transactions, the “existing call spread transactions”) with certain financial institutions (the “existing option counterparties”). If the Company repurchases any of its 2025 Notes, then the Company may enter into agreements with the existing option counterparties to terminate a portion of the existing convertible note hedge transactions in a notional amount corresponding to the amount of 2025 Notes repurchased. The Company may also enter into agreements with the existing option counterparties to terminate a portion of the existing warrant transactions. In connection with the termination of any of the existing call spread transactions, the Company expects the existing option counterparties or their respective affiliates to unwind their related hedge positions, which may involve the sale of shares of the Company’s common stock in the open market or other transactions with respect to the Company’s common stock. This hedge unwind activity could offset or exacerbate the effects of the purchase, sale or other activity that holders of the 2025 Notes that participate in the repurchase transactions may effect in connection with those transactions.

In connection with the pricing of the notes, the Company entered into privately negotiated convertible note hedge transactions with one or more of the initial purchasers or their respective affiliates or other financial institutions (the “hedge counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the notes. The Company also entered into one or more separate, privately negotiated warrant transactions with the hedge counterparties collectively relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments, and for which the Company will receive premiums to partially offset the cost of entering into the hedge transactions. If the initial purchasers exercise their option to purchase additional notes, the Company may enter into one or more additional convertible note hedge transactions and one or more additional warrant transactions with the hedge counterparties, which, if executed, will initially cover, collectively, the number of shares of the Company’s common stock that will initially underlie the additional notes the Company sells to the initial purchasers.

The convertible note hedge transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect with respect to the Company’s common stock to the extent that the market value per share of the Company’s common stock exceeds the strike price of the warrants evidenced by the warrant transactions. The strike price of the warrants will initially be $135.28 per share, which represents a premium of 100% over the per share closing price of the Company’s common stock on January 18, 2024, and is subject to certain adjustments under the terms of the warrant transactions.

In connection with establishing their initial hedges with respect to the convertible note hedge transactions and the warrant transactions, the hedge counterparties or their respective affiliates expect to enter into various cash-settled, over-the-counter derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, or purchase shares of the Company’s common stock shortly after, the pricing of the notes, and may unwind these cash-settled over-the-counter derivative transactions and purchase shares of the Company’s common stock in open market transactions shortly after the pricing of the notes. These activities could increase, or prevent a decline in, the market price of the Company’s common stock concurrently with, or shortly after, the pricing of the notes.

In addition, the hedge counterparties or their respective affiliates may modify their hedge positions with respect to the convertible note hedge transactions and the warrant transactions from time to time after the pricing of the notes, and are likely to do so during any observation period, by purchasing or selling shares of the Company’s common stock or the notes in privately negotiated transactions or open market transactions or by entering into or unwinding various over-the-counter derivative transactions with respect to the Company’s common stock. Any of these activities could, however, adversely affect the trading price of the Company’s common stock and, consequently, the value of the consideration that noteholders receive upon conversion of the notes, the trading price of the notes or noteholders’ ability to convert the notes.

The offer and sale of the notes and the shares of common stock, if any, issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws, and the notes and such shares may not be offered or sold absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offers of the notes will be made only by means of a private offering memorandum. The notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

About Winnebago Industries

Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Chris-Craft, Newmar and Barletta brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds high-quality motorhomes, travel trailers, fifth-wheel products, outboard and sterndrive powerboats, pontoons, and commercial community outreach vehicles. Committed to advancing sustainable innovation and leveraging vertical integration in key component areas, Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks related to the offering of the notes, general economic uncertainty in key markets and a worsening of domestic and global economic conditions or low levels of economic growth; availability of financing for RV and marine dealers; competition and new product introductions by competitors; ability to innovate and commercialize new products; ability to manage the Company’s inventory to meet demand; risk related to cyclicality and seasonality of the Company’s business; risk related to independent dealers; risk related to dealer consolidation or the loss of a significant dealer; significant increase in repurchase obligations; ability to retain relationships with the Company’s suppliers and obtain components; business or production disruptions; inadequate management of dealer inventory levels; increased material and component costs, including availability and price of fuel and other raw materials; ability to integrate mergers and acquisitions; ability to attract and retain qualified personnel and changes in market compensation rates; exposure to warranty claims; ability to protect the Company’s information technology systems from data security, cyberattacks, and network disruption risks and the ability to successfully upgrade and evolve the Company’s information technology systems; ability to retain brand reputation and related exposure to product liability claims; governmental regulation, including for climate change; increased attention to environmental, social, and governance ("ESG") matters, and the Company’s ability to meet its commitments; impairment of goodwill and trade names; and risks related to the Company’s Convertible and Senior Secured Notes including its ability to satisfy its obligations under these notes. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts

Investors: Ray Posadas

ir@winnebagoind.com

Media: Dan Sullivan

media@winnebagoind.com